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                                                                   EXHIBIT 10.18

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                                                                   10 April 2002

                                                        Dipartimento di Biologia
                                                   Sperimentale "Bernardo Loddo"
                                                     dell'Universita di Cagliari
                                                         CittadellaUniversitaria
                                                                   SS 554 KM 4.5
                                                     09133 Monserrato (Cagliari)

Dear Sir:

Co-operative Antiviral Research Activity Agreement

With reference to the Co-operative Antiviral Research Activity Agreement, entered into on 4th January 1999 by and between Novirio SARL, on behalf and for the benefit of Novirio Pharmaceutical Limited, and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari, we have noticed that no specific reference is made to the Laws that shall govern the agreement at issue. We would then suggest to explicitly provide within the agreement that it should be governed and interpreted according to the Laws of Italy (that would, in any case, be applicable in compliance with the provisions set forth under the Rome Convention of 1980).

Moreover, as a consequence of the application of the Laws of Italy and also for your convenience, we would also suggest to amend the agreement by providing that any settlement of the disputes arising out of the agreement shall fall within the sole competence of the Milan Court, rather than within the competence of the Paris Court.

In the light of the above remarks, we therefore propose to amend article 10 of the agreement at issue as follows:

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"10. APPLICABLE LAWS, LITIGATIONS AND DISPUTES

This agreement shall be governed by and interpreted according to the laws of Italy.

Parties shall try to settle out of court all litigation and disputes deriving from the interpretation of this agreement. In case of persistent disagreement settlement shall fall within the sole and exclusive competence of the Milan (Italy) Court."

Furthermore, we have also noticed that the agreement is near to expire. We would then suggest to extend the validity period of the agreement up to 4th January 2006: the agreement would then be for the complex duration of 7 years, that would facilitate and foster the co-operative activity - which represents the subject matter of the agreement at issue - and would also become more consistent with the duration of the Licence Agreement entered into by and between Novirio Pharmaceutical Limited and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari.

In consideration of said remarks, we would propose to amend article 11 of the agreement as follows:

"11. DURATION - TERMINATION

This agreement shall be valid for the duration of 7 years from date of signature (4th January 1999) and will be renewed for this same period by consent expressed in writing by the parties at least 30 days prior to the expiration of the initial term. Each party is entitled to terminate this agreement in case of non-respect of one or more obligations mentioned in this agreement by the other party. Termination shall be effective 3 months after reception of a registered letter sent by the aggrieved party specifying the reason for complaint, unless the defaulting party has contracted its obligations or proven the fault was a case of `force majeure' within this time frame.

The possibility of termination shall not exempt the defaulting party from fulfilling its contracted obligations under this agreement prior to the effective time of termination. In addition to any other damages suffered by the non-defaulting party, the defaulting party shall be liable for any harm suffered by the non-defaulting party due to the early termination of this agreement."

ANNEX 1

Finally, we have observed that the Annex 1 to the agreement at issue (under "Research Program") only refers to researches concerning antiviral activity against HIV and HBV. Since other research activities have been carried out on HCV in the past and research is ongoing, we would suggest to update Annex 1 by including in Annex 1 also the reference to HCV and ... .

Therefore, we would propose to amend said Annex 1 by adding the reference to HCV and ... by the reference to HIV and HBV.

                                     * * * *

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License Agreement

With reference to the aforesaid License Agreement - which, as above pointed out has been entered into by and between Novirio Pharmaceutical Limited and the Dipartimento di Biologia Sperimentale "Bernardo Loddo" dell'Universita di Cagliari - we have noticed that no execution date is indicated within the same agreement. Since this could cause some issues also in consideration of the provision set forth under article 7 ("Term and Termination"), we would propose to expressly agree that December 14, 2000 shall represent the execution date of the License Agreement, and that the amendments herein have an effective date of your signature on this letter.

Moreover, article 8 ("Miscellaneous") of the License Agreement at issue states that it shall be governed by the laws of France. Nevertheless, since none of the parties is from France and also in order to make the License Agreement provisions compliant with the provisions set forth under the Co-operative Antiviral Research Activity Agreement, we would propose to provide that the License Agreement at issue shall be governed and interpreted according to the Laws of Italy and that any settlement of the disputes arising out of the agreement shall fall within the sole competence of the Milan Court, rather than within the competence of the Paris Court.

In the light of the above remarks, we would therefore propose to amend points
8.1 and 8.2 of the agreement at issue as follows:

"8.1 GOVERNING LAW This Agreement shall be governed by and interpreted in accordance with the laws of Italy".

"8.2. DISPUTE RESOLUTION In the event of a dispute arising out of or relating to this Agreement, the Parties agree to first pursue amicable resolution of such dispute. In the event the Parties are unable to resolve the dispute, the Parties agree that all claims or actions for which judicial resolution is sought shall be solely and exclusively brought in the court in Milan, Italy".

Finally, Exhibit A to the License Agreement should be updated to include the recent patent filings U.S.S.N. [**]; U.S.S.N. [**] and U.S.S.N. [**]. A copy of new Exhibit A is attached.

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We deem that the above mentioned remarks and amendments should facilitate the interpretation of the aforesaid agreements and the relationships among the parties. Should these remarks and amendments meet your favour, please return us a copy of this letter signed for explicit approval.

We thank you in advance for your kind cooperation.

Best regards,

                                                   __ April 2002

                                                        Dipartimento di Biologia
                                                   Sperimentale "Bernardo Loddo"
                                                     dell'Universita di Cagliari

For explicit and extensive approval

 /s/ illegible
----------------------------
                        Name

For specific approval of the amendments to article 10 of the Co-operative Antiviral Research Activity Agreement:

 /s/ illegible
----------------------------
                        Name

For specific approval of the amendments to article 8 of the License Agreement:

 /s/ illegible
----------------------------
                        Name

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                                    EXHIBIT A

                                  PATENT RIGHTS

United States Patent Application no. [**].

United States Patent Application no. [**].

United States Patent Application no. [**].

United States Patent Application no. [**].

United States Patent Application no. [**].